Exhibit 99.1

BOULEVARD ACQUISITION CORP. ESTABLISHES DATE OF JULY 29, 2015 FOR SPECIAL MEETING OF STOCKHOLDERS TO APPROVE ACQUISITION OF AGROFRESH BUSINESS FROM THE DOW CHEMICAL COMPANY

New York — July 16, 2015 — Boulevard Acquisition Corp. (NASDAQ: BLVD, BLVDU, BLVDW), an entity sponsored by an affiliate of Avenue Capital Group, today announced the date for the special meeting of stockholders to approve Boulevard’s proposed acquisition from The Dow Chemical Company (NYSE: DOW) of AgroFresh, Dow’s post-harvest specialty chemical business.

AgroFresh is a global industry leader in providing innovative data-driven specialty chemical solutions aimed at enabling growers and packers of fresh produce to preserve and enhance the freshness, quality and value of fresh produce and to maximize the percentage of produce supplied to the market relative to the amount of produce grown.  Its flagship product is the SmartFreshSM Quality System, a freshness protection technology proven to maintain firmness, texture and appearance of fruits during storage and transport. SmartFresh™ is currently commercialized in 45 countries worldwide.

As announced previously, the acquisition will result in AgroFresh becoming a wholly owned subsidiary of Boulevard Acquisition Corp.  Boulevard will be renamed AgroFresh Solutions, Inc. upon completion of the transaction and its common stock and warrants will be traded on NASDAQ under the symbols AGFS and AGFSW.

Boulevard’s stockholders of record at the close of business on June 22, 2015 are entitled to receive notice of the special meeting and to vote the shares of common stock of Boulevard owned by them at the special meeting.  The special meeting to approve the proposed transaction is to be held on July 29, 2015 at 10:00 a.m. Eastern time in the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, NY 10166.

Boulevard stockholders who hold their shares in “street name,” which means the shares are held of record by a broker, bank or nominee, should contact their broker, bank or nominee to ensure that votes related to the shares beneficially owned by such stockholders are properly counted. In this regard, holders must provide the broker, bank or nominee with instructions on how to vote the shares or, if such a stockholder wishes to attend the meeting and vote in person, obtain a proxy from the broker, bank or nominee.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Boulevard and does not constitute an offer of any securities of Boulevard for sale. Any solicitation of proxies will be made only by the definitive proxy statement of Boulevard that will be mailed to all stockholders of record on the record date.  Stockholders are advised to read Boulevard’s definitive proxy statement in connection with the solicitation of proxies for the special meeting because these statements will contain important information.  Stockholders are also able to obtain a copy of the proxy statement, without charge, by directing a request to: Boulevard Acquisition Corp., 399 Park Avenue, 6th Floor, New York, NY 10022.  In addition, the definitive proxy statement can be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

About Boulevard Acquisition Corp.

Boulevard Acquisition Corp. is a public investment vehicle formed by Avenue Capital Group for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  Boulevard completed its initial public offering in February 2014, raising $220.5 million in cash proceeds.

Boulevard’s officers and certain of its directors are affiliated with Avenue Capital Group.  Avenue is an established global alternative investment firm founded in 1995. Avenue’s primary focus is investing in credit and other special situation investments in the United States, Europe and Asia.  Avenue has approximately $12.9 billion in assets under management as of May 31, 2015.  Additional information about Boulevard is available at www.boulevardacq.com.

Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that Boulevard expects or anticipates will or may occur in the future are forward-looking statements and are identified with, but not limited to, words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions.  These statements are based on certain assumptions and analyses made by Boulevard in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances.  Actual results may differ materially from those expressed herein due to many factors such as, but not limited to, the ability to satisfy closing conditions for the transaction, including stockholder and other approvals, the performances of Boulevard and AgroFresh, the ability of the combined company to meet the Nasdaq Capital Market’s listing standards, including having the requisite number of stockholders, and the risks identified in Boulevard’s prior and future filings with the SEC (available at www.sec.gov), including the proxy statement to be filed in connection with the proposed transaction and Boulevard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These statements speak only as of the date they are made and Boulevard undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances which arise after the date of this news release.  Investors are cautioned that forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of AgroFresh, Boulevard and the combined company after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties.

Participants in the Business Combination

Boulevard and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Boulevard in connection with the transaction.  Information regarding the officers and directors of Boulevard is available in Boulevard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which has been filed with the Securities and Exchange Commission.  Additional information regarding the interests of such potential participants is also included in the definitive proxy statement and other relevant documents filed or to be filed by Boulevard with the Securities and Exchange Commission regarding the transaction.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

For Boulevard Acquisition Corp.

Todd Fogarty

Kekst and Company

+1 (212) 521-4854

todd-fogarty@kekst.com

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